UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2021

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jantoon Reigersman as Chief Financial Officer

    On January 21, 2021, the Company announced that it had appointed Jantoon E. Reigersman as its Executive Vice President and Chief Financial Officer effective upon his first day of employment, which is expected to be January 27, 2021 (the “Start Date”).

    Mr. Reigersman, age 39, is joining the Company after having served Leaf Group, Ltd., a diversified Internet, media and e-commerce company, as its Chief Financial Officer Officer from December 2017 to May 2020. Before that, Mr. Reigersman served as Chief Financial Officer of Ogin, Inc., a clean technology company, from January 2014 until joining Leaf. Mr. Reigersman holds an M.S. and a B.S. in International Business Administration from the Rotterdam School of Management at Erasmus University, a CEMS Masters in International Management from the École des Hautes Études Commerciales de Paris and is a graduate of the General Management Program at the Harvard Business School.

    Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Reigersman and any other person pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Reigersman and any director or executive officer of the Company and Mr. Reigersman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Reigersman’s appointment, Charles Thomas, the Company’s Vice President and Controller and principal financial officer and treasurer, tendered his resignation as the Company’s principal financial officer and treasurer effective upon the Start Date. Mr. Thomas will remain the Company’s Vice President and Controller and its principal accounting officer.

    Employment Agreement with Mr. Reigersman

    In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Reigersman on January 20, 2021. Under the terms of the Employment Agreement, Mr. Reigersman’s employment is on an at-will basis, he will be paid a base salary of $425,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and he will be eligible for a discretionary bonus targeted at 50% of his base salary. Mr. Reigersman will also be awarded a signing bonus of $50,000, less applicable tax withholdings. If Mr. Reigersman resigns his employment before the first anniversary of the Start Date, he will be required to repay a prorated portion of the bonus. The Employment Agreement provides that Mr. Reigersman is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

    The Employment Agreement also provides that at the first meeting of the Compensation and Workforce Committee (the “Committee”) of the Board after the Start Date, the Company will recommend that the Committee grant him (i) a stock option (the “Option”) to purchase shares of the Company’s common stock (“Shares”) having an aggregate grant-date fair value of approximately $600,000 and an exercise price per Share no less than the fair market value of the Shares on the date of the grant; and (ii) an award of restricted stock units of the Company (“RSUs”) having an aggregate grant-date fair value of approximately $1,200,000 (the “RSU Grant”), in the case of each of clauses (i) and (ii) pursuant to a Company equity incentive plan and an award agreement. Additionally, the Employment Agreement provides that at the first meeting of the Committee after the Start Date (or, if later, the date the Company grants performance-based equity awards to other similarly-situated executives of the Company for a performance period commencing in 2021), the Company will recommend that the Committee grant Mr. Reigersman an award of performance-based RSUs having an aggregate grant-date fair value of approximately $600,000 (the “PSU Grant”) pursuant to a Company equity incentive plan and an award agreement. Further, the Company will recommend that (x) the Option vest in approximately equal monthly installments over 48 months, with the first vesting date occurring on the one-month anniversary of the 91st day of Mr. Reigersman’s employment; (y) the RSU Grant vest in approximately equal quarterly installments over 16 quarters, with vesting beginning on the 15th day of the third month after Mr. Reigersman’s start date; and (z) the PSU Grant be subject to substantially similar terms and vesting conditions as performance-based equity awards granted in 2021 to other similarly-situated executives of the Company. Vesting of the Option and the RSU

Grant is subject to Mr. Reigersman’s continued service with the Company through each vesting date. Mr. Reigersman will be eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Committee.

    Under the Employment Agreement, if the Company terminates Mr. Reigersman’s employment for a reason other than Cause (as defined in the Employment Agreement), or he resigns from his employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Mr. Reigersman’s signing a release of claims agreement with the Company and his continued compliance with the terms of the Employment Agreement and a confidential information agreement entered into with the Company, he will receive as severance: (i) continuing payments of his base salary as in effect on the date of the termination during the period beginning with his termination through the six-month anniversary of his termination, plus an additional two months for each year of service at the Company at the time of the termination (the “Severance Period”); (ii) if such termination occurs before a Change in Control (as defined in the Employment Agreement), the immediate vesting of each of his then-outstanding equity awards as to the number of Shares subject to each equity award that otherwise would have vested had he remained an employee of the Company through the 12-month anniversary of his termination date; or, if such termination occurs upon or after a Change in Control, the immediate vesting as to 100% of each of his outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 90 days before the applicable Change in Control; and (iii) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following his termination.

    If Mr. Reigersman’s employment with the Company terminates due to his death or Disability (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Mr. Reigersman’s (or his estate’s) signing a release of claims agreement with the Company and his continued compliance with the Employment Agreement and a confidential information agreement entered into with the Company, each of his then-outstanding equity awards will immediately vest and he (or his estate) will receive certain continuing health care benefits during the Severance Period.

    If a Change in Control occurs while Mr. Reigersman remains an employee of the Company, if he remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Mr. Reigersman’s equity awards that both are outstanding as of such date and were granted to him at least 90 days before the Change in Control will vest at such time.

    The Employment Agreement further provides that, if the severance payments and other benefits payable to Mr. Reigersman constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then his severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by him on an after-tax basis of the greatest amount of benefits.

Item 7.01    Regulation FD Disclosure.

    Also on January 21, 2021, the Company issued a press release announcing the appointment of Mr. Reigersman. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

    The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release issued by TrueCar, Inc., dated January 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

Date: January 21, 2021